UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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Aflac Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

On March 16, 2017, Aflac Incorporated (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission. Due to a clerical error, the 2016 Director Compensation table on page 28 of the Proxy Statement omitted compensation information for Takuro Yoshida. In all other respects, the table and related footnotes were correct as filed. The corrected table appears below with the footnotes that were provided with the original table.

2016 Director Compensation

The following table identifies each item of compensation paid to Non-employee Directors for 2016.

Name(1)	Fees Earned or Paid in Cash (2) ($)	Stock Awards (3) ($)	Option Awards (4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (5) ($)	All Other Compensation ($)	Total ($)
W. Paul Bowers	140,000	135,011	—	—	—	275,011
Toshihiko Fukuzawa	76,667	134,527	—	—	—	211,194
Elizabeth J. Hudson	130,000	135,011	—	4,724	—	269,735
Douglas W. Johnson	175,000	—	261,185	—	10,401	446,586
Robert B. Johnson	135,000	135,011	—	—	—	270,011
Thomas J. Kenny	115,032	135,011	—	—	—	250,043
Charles B. Knapp	145,000	135,011	—	2,993	13,473	296,477
Joseph L. Moskowitz	125,000	67,540	130,599	—	12,844	335,983
Barbara K. Rimer, DrPH	130,000	135,011	—	3,803	—	268,814
Melvin T. Stith	125,000	135,011	—	—	—	260,011
Takuro Yoshida*	38,333	—	—	—	—	38,333

*  Takuro Yoshida’s term on the Board of Directors ended May 2, 2016.

(1)	Daniel P. Amos, Paul S. Amos II, and Kriss Cloninger III are not included in the table; they are employees and thus do not receive compensation for their service as Directors. The compensation received by these individuals as employees is shown in the Summary Compensation Table.
(2)	Thomas J. Kenny elected to receive his annual retainer in restricted stock. The value of these shares on the grant date was $115,032.
(3)	This column represents the dollar amount recognized in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”) for financial statement purposes with respect to the 2016 fiscal year for the fair value of restricted stock granted in 2016. The fair values of the awards granted in 2016 were calculated using the closing per-share stock price on the date of grant of $69.13. As of December 31, 2016, each Non- employee Director held the following number of restricted stock awards: W. Paul Bowers, 6,740; Toshihiko Fukuzawa, 1,946; Elizabeth J. Hudson, 4,125; Robert B. Johnson, 4,125; Thomas J. Kenny, 4,405; Joseph L. Moskowitz, 2,527; and Melvin T. Stith, 6,078. The following shares issued in 2016 to the retirement eligible Non-employee directors, as defined in the equity agreements, were accelerated to vest within the year and are not included in the number of restricted shares held: Elizabeth J. Hudson, 1,953; Robert B. Johnson, 1,953; Charles B. Knapp, 1,953, and Barbara K. Rimer, 1,953.
(4)	In accordance with the SEC’s reporting requirements, this column represents the dollar amount recognized in accordance with ASC 718 for financial statement purposes with respect to the 2016 stock option grants. The Company’s valuation assumptions are described in Note 12 “Share-Based Compensation” in the Notes to the Consolidated Financial Statements in the Company’s Annual Form 10-K filed with the SEC for the year ended December 31, 2016. Stock options granted to Non-employee Directors vest in one year. As of December 31, 2016, each non-employee Director held stock options covering the following number of shares of Common Stock: Elizabeth J. Hudson, 25,026; Douglas W. Johnson, 62,661; Robert B. Johnson, 7,000; Thomas J. Kenny, 14,735; Charles B. Knapp, 48,749; Joseph L. Moskowitz, 9,713; Barbara K. Rimer, 38,249; and Takuro Yoshida, 31,988.
(5)	Represents change in pension value. W. Paul Bowers, Toshihiko Fukuzawa, Douglas W. Johnson, Robert B. Johnson, Thomas J. Kenny, Joseph L. Moskowitz, Melvin T. Stith and Takuro Yoshida do not participate in the Director retirement plan since they first became Directors after the plan was closed to new participants in 2002.